Exhibit 99.1
PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS SECOND QUARTER FINANCIAL RESULTS

Pompano Beach, Florida, October 22, 2012 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2012.  Net income was $4.0 million, or $0.20 diluted per share, for the quarter ended September 30, 2012, compared to net income of $3.9 million, or $0.19 diluted per share, for the quarter ended September 30, 2011, a 6.0% increase to EPS.  Net income was $8.0 million, or $0.40 diluted per share, for the six months ended September 30, 2012, compared to net income of $8.8 million, or $0.41 diluted per share, for the six months ended September 30, 2011, a 4.0% decrease to EPS.  Net sales for the quarter ended September 30, 2012 were $58.1 million, compared to $58.2 million for the quarter ended September 30, 2011.  Net sales for the six months ended September 30, 2012 were $127.1 million, compared to $131.8 million for the six months ended September 30, 2011, a decrease of 3.6%.  Online sales increased 2.9% for the quarter ended September 30, 2012, with approximately 77% of all sales being generated via the Internet, compared to 74% for the same period the prior year.

Menderes Akdag, CEO and President, commented: “We were able to stabilize our top line and improve our bottom line results this quarter.  Net income growth in the quarter can be attributed to the leveraging of our operating expenses by saving 136 basis points.  The advertising costs of acquiring a new customer were reduced to $42 for the quarter ended September 30, 2012, compared to $43 for the same quarter the prior year.  Although sales were relatively flat during the quarter ended September 30, 2012, total orders increased by 5.5%, and reorder sales increased by 2.1%.  The unavailability of Novartis brands, due to the manufacturer’s suspended production, continued to negatively impact our sales.  During the quarter we repurchased 397,000 shares of our common stock for $3.9 million, at an average share price of $9.74.  Looking to the future, we will continue to focus on advertising efficiency and shifting sales to higher margin items, including generics, while continuing to expand our product offerings.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. Eastern Time on October 22, 2012 until November 5, 2012 at 11:59 P.M. Eastern Time.  To access the replay, call (866) 407-9272 (toll free) or (203) 369-0617, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2012.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	March 31,
	2012	2012
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$47,041	$46,801
Short term investments - available for sale	15,425	10,347
Accounts receivable, less allowance for doubtful
accounts of $6 and $5, respectively	1,888	1,572
Inventories - finished goods	19,590	26,217
Prepaid expenses and other current assets	1,047	1,241
Deferred tax assets	852	1,230
Prepaid income taxes	349	199
Total current assets	86,192	87,607

Property and equipment, net	2,311	2,597
Intangible asset	860	860

Total assets	$89,363	$91,064

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,956	$6,619
Accrued expenses and other current liabilities	2,067	2,772
Total current liabilities	9,023	9,391

Deferred tax liabilities	227	492

Total liabilities	9,250	9,883

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized;
3 convertible shares issued and outstanding with a
liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized;
20,007 and 20,338 shares issued and outstanding, respectively	20	20
Retained earnings	80,015	81,108
Accumulated other comprehensive gain	69	44

Total shareholders' equity	80,113	81,181

Total liabilities and shareholders' equity	$89,363	$91,064

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

 (In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Sales	$58,145	$58,225	$127,100	$131,803
Cost of sales	38,775	38,291	85,426	87,759

Gross profit	19,370	19,934	41,674	44,044

Operating expenses:
General and administrative	5,371	5,604	11,293	11,708
Advertising	7,424	7,904	17,274	18,004
Depreciation	249	346	577	687
Total operating expenses	13,044	13,854	29,144	30,399

Income from operations	6,326	6,080	12,530	13,645

Other income:
Interest income, net	64	72	123	158
Other, net	-	64	-	63
Total other income	64	136	123	221

Income before provision for income taxes	6,390	6,216	12,653	13,866

Provision for income taxes	2,356	2,286	4,667	5,099

Net income	$4,034	$3,930	$7,986	$8,767

Net income per common share:
Basic	$0.20	$0.19	$0.40	$0.41
Diluted	$0.20	$0.19	$0.40	$0.41

Weighted average number of common shares outstanding:
Basic	19,962	20,642	20,040	21,142
Diluted	20,062	20,710	20,154	21,238

Comprehensive income	$4,050	$3,979	$8,011	$8,909

Cash dividends declared per common share	$0.150	$0.125	$0.300	$0.250

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In thousands) (Unaudited)

	Six Months Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net income	$7,986	$8,767
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	577	687
Share based compensation	1,039	1,127
Deferred income taxes	113	114
Bad debt expense	27	25
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	(343)	527
Inventories - finished goods	6,627	6,026
Prepaid income taxes	(150)	(26)
Prepaid expenses and other current assets	194	(923)
Accounts payable	337	86
Accrued expenses and other current liabilities	(673)	(215)
Net cash provided by operating activities	15,734	16,195

Cash flows from investing activities:
Net change in investments	(5,053)	9,693
Purchases of property and equipment	(291)	(293)
Net cash (used in) provided by investing activities	(5,344)	9,400

Cash flows from financing activities:
Dividends paid	(6,117)	(5,404)
Purchases of treasury stock	(3,865)	(22,642)
Tax adjustment related to restricted stock	(168)	(71)
Net cash used in financing activities	(10,150)	(28,117)

Net increase (decrease) in cash and cash equivalents	240	(2,522)
Cash and cash equivalents, at beginning of period	46,801	49,660

Cash and cash equivalents, at end of period	$47,041	$47,138

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$4,872	$5,083

Dividends payable in accrued expenses	$136	$135

Exhibit 99.1 Page 4 of 4